UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

DERMATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40739	86-3218736
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3525 Del Mar Heights Rd., #322, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 800-2543

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	DRMA	The Nasdaq Capital Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01. Regulation FD Disclosure.

On March 27, 2025, Dermata Therapeutics, Inc. (the “Company”) issued a press release announcing topline results from the Company’s first pivotal Phase 3 Spongilla Treatment for Acne Research (STAR-1) trial of XYNGARI™, a novel, once-weekly, topical product candidate for the treatment of moderate-to-severe acne. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01. Other Events.

On March 27, 2025, the Company announced topline results from the Company’s first pivotal Phase 3 trial of XYNGARI™, a novel, once-weekly, topical product candidate for the treatment of moderate-to-severe acne. The XYNGARI™ Phase 3 Spongilla Treatment for Acne Research (STAR-1) trial met all primary endpoints by achieving a statistically significant difference when compared with placebo after 12 weeks of once weekly treatments with XYNGARI™. XYNGARI™ appeared to be safe and well tolerated by patients with minimal treatment related adverse events and no serious adverse events attributed to treatment.

XYNGARI™ Phase 3 STAR-1 Clinical Study Design

The XYNGARI™ Phase 3 STAR-1 clinical study evaluated the efficacy, safety, and tolerability of XYNGARI™ in patients with moderate-to-severe facial acne. The STAR-1 study was a randomized (2:1), double-blind, and placebo-controlled study which enrolled 520 patients with moderate-to-severe acne, ages 9 years and older in the United States and Latin America. The primary endpoints include the mean change from baseline in inflammatory and noninflammatory lesion counts and the Investigator Global Assessment (IGA) treatment response. IGA is measured on a 5-point scale (0-4), with a treatment response defined as at least a 2-point improvement from baseline and an IGA score of 0 (clear) or 1 (almost clear). Patients were treated once-a-week for 12 weeks with either XYNGARI™ or placebo and were evaluated monthly. The STAR-1 study is the first of two pivotal Phase 3 studies, with the second Phase 3 study to be followed by an extension study. If positive, the results of the Phase 3 program would be used to support the filing of a new drug application with the U.S. Food and Drug Administration (“FDA”).

XYNGARI™ Phase 3 STAR-1 Efficacy Results

In an intent to treat analysis, the Company saw statistically significant differences in IGA treatment success, inflammatory lesion count and non-inflammatory lesion count at Week 12 (study end) when compared to placebo.

Investigator Global Assessment: Patients achieving a 2-point reduction AND score of 0 or 1 (“clear” or “almost clear”)

Week 12
XYNGARI™ (n=342)	29.4%
Placebo (n=178)	15.2%
p-value	p < 0.001

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Mean change from baseline in inflammatory lesion count

Week 12
XYNGARI™ (n=342)	-16.8
Placebo (n=178)	-13.1
p-value	p < 0.001

Mean change from baseline in non-inflammatory lesion count

Week 12
XYNGARI™ (n=342)	-17.3
Placebo (n=178)	-12.4
p-value	p < 0.001

Based on the foregoing results, the Company plans to initiate the second XYNAGRI™ Phase 3 STAR-2 trial in the second half of 2025, which will be followed by an open-label extension study. If the STAR-2 study produces positive results, the Phase 3 program is anticipated to help support the filing of a new drug application with the FDA.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated March 27, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMATA THERAPEUTICS, INC.

Dated: March 27, 2025	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	Chief Executive Officer

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